Exhibit 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference of our report dated February 23, 1999, incorporated by reference in DIANON Systems, Inc.'s Form 10-K for the year ended December 31, 1998, into the previously file Registration Statements Nos. 33-41226, 33-94176, 33-94178, 33-43673 and 333-18817.





                                      ARTHUR ANDERSEN LLP



Stamford, Connecticut
March 19, 1999